Exhibit 99.2

Amarin Prices Public Offering of American Depositary Shares

BEDMINSTER, N.J., and DUBLIN, Ireland, July 18, 2019 — Amarin Corporation plc (NASDAQ: AMRN) today announced the pricing of the underwritten public offering of 22,222,223 American Depositary Shares (“ADSs”) at a price to the public of $18.00 per ADS. The gross proceeds of this offering are expected to be approximately $400.0 million, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Amarin. The offering is expected to close on or about July 23, 2019, subject to customary closing conditions.

Amarin intends to use the net proceeds from the offering (1) to support the ongoing and expanding commercialization of Vascepa® (icosapent ethyl) assuming the FDA approves Amarin’s supplemental new drug application seeking an expanded indication for Vascepa in the United States based on the positive results of Amarin’s REDUCE-IT™ study, including (i) doubling the size of its existing sales force, (ii) increasing branded and non-branded advertising, and (iii) supporting its expanded commercial operations; (2) to increase commercial supply of Vascepa from third-party drug product suppliers; and (3) for general corporate purposes. Amarin also may use a portion of the net proceeds to acquire strategic assets, although it currently has no agreements or commitments in this regard.

In addition, Amarin has granted the underwriters a 30-day option to purchase up to an aggregate of 3,333,333 additional ADSs. J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Jefferies LLC and Cantor Fitzgerald & Co. are acting as the joint book-running managers for the offering. H.C. Wainwright & Co., LLC and Roth Capital Partners are acting as the co-managers for the offering.

The securities described above are being offered by Amarin pursuant to a shelf registration statement on Form S-3ASR (No. 333-216385) previously filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2017 and automatically became effective upon filing. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, copies of the final prospectus supplement relating to these securities may be obtained for free by visiting EDGAR on the SEC’s web site at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717; or by telephone at (866) 803-9204; or by email at prospectus-eq_fi@jpmchase.com, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone: (877) 547-6340 or email: Prospectus_Department@jefferies.com or Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 6th Floor, New York, NY 10022; or by email at prospectus@cantor.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Amarin

Amarin Corporation plc. is a rapidly growing, innovative pharmaceutical company focused on developing therapeutics to improve cardiovascular health. Amarin’s product development program leverages its extensive experience in polyunsaturated fatty acids and lipid science. Vascepa (icosapent ethyl) is Amarin’s first FDA-approved drug and is available by prescription in the United States, Lebanon and the United Arab Emirates. Amarin’s commercial partners are pursuing additional regulatory approvals for Vascepa in Canada, China and the Middle East. For more information about Amarin, visit www.amarincorp.com.

Disclosure Notice

This press release contains forward-looking statements, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements related to Amarin’s public offering of American Depositary Shares and the FDA’s evaluation of Amarin’s pending supplemental new drug application, are forward-looking statements that involve risks and uncertainties. Words such as “intends,” “plans,” “expects,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not promises or guarantees. These forward-looking statements are based upon Amarin’s current expectations. Actual events and results and the timing of events and results could differ materially from those anticipated in such forward-looking statements. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: risks related to the underwriters’ consummation of their obligation to purchase the securities, whether Amarin will be able to satisfy its obligations to close the offering and the risk that Amarin will not use the proceeds from the offering in the manner contemplated, as well as the risks, uncertainties and other matters detailed in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q and the preliminary prospectus supplement relating to the offering and filed on July 17, 2019. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise, except as required by law.

Amarin contact information:

Investor Relations:

Elisabeth Schwartz

Investor Relations and Corporate Communications

Amarin Corporation plc

In U.S.: +1 (908) 719-1315

investor.relations@amarincorp.com

Lee M. Stern

Trout Group

In U.S.: +1 (646) 378-2992

lstern@troutgroup.com

Media Inquiries:

Gwen Fisher

Corporate Communications

Amarin Corporation plc

In U.S.: +1 (908) 325-0735

pr@amarincorp.com